Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF RAINIER PACIFIC FINANCIAL GROUP, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned in his capacity as an officer of Rainier Pacific Financial Group, Inc. hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Annual Report on Form 10-K, that:

1.	the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	the information contained in the report fairly presents, in all material respects, the Company's financial condition and results of operations.

/s/John A. Hall
John A. Hall
Chief Executive Officer and Interim Chief Financial Officer

Dated: March 13, 2009